Exhibit 99.1

Gelesis Reports Fourth Quarter and Full Year 2022 Results

Gelesis has demonstrated strong demand for Plenity, helping over 200,000 people on their weight loss journeys since launch

Company has filed with FDA to make Plenity available to Over the Counter (OTC), which should significantly broaden consumer access and reduce the cost to reach new members

BOSTON, MARCH 28, 2023 – Gelesis Holdings, Inc. (NYSE: GLS) (“Gelesis” or the “Company”), the maker of Plenity for weight management, today reported financial results for the year ended December 31, 2022. Plenity is a novel orally administered, FDA-cleared weight management therapy that helps people feel satisfied with smaller portions, so they can eat less and lose weight, while still enjoying the foods they love. Plenity is the only FDA-cleared aid for weight management for people with a BMI as low as 25, up to a BMI of 40, with the largest addressable market of any prescription weight management approach on the market today.

“In 2022, we demonstrated that there is significant demand for an effective, affordable, and well tolerated product like Plenity. We shared in November that we intend to seek FDA approval to make Plenity available over the counter, or without a prescription, and we have begun that process this year. We believe this shift will significantly broaden consumer access to treatment for the millions of people looking for a weight management solution while reducing the amount of capital needed to get to profitability” said Yishai Zohar, Gelesis founder and CEO. “There is incredible momentum in obesity medicine right now. Plenity fills a unique gap in the market: it is extremely well tolerated, affordable, and fits into your life by allowing you to continue to eat what you love. Looking ahead, we believe 2023 will be a pivotal year for the company as we work to build the long-term potential of Plenity.” The Company has applied with the FDA to make Plenity available without a prescription, which the Company believes could be achieved as soon as the third quarter of 2023.

Key Business Metrics

	For the Year Ended December 31,
In $000's	2022	2021
New members acquired	121,500	61,400
Units sold	374,224	170,969
Product revenue, net	$ 25,558	$ 11,185
Average selling price per unit, net	$ 68.30	$ 65.42
Gross profit	$ (2,000)	$ 1,202
Gross margin	(8)%	11%

Fiscal Year 2022 Results

•
Product revenue, net, was $25.6 million in 2022 compared to $11.2 million in 2021, a 129% increase year-over-year.
•
In the second half of 2022, we significantly reduced sales and marketing activities in order to preserve liquidity and focus on the switch of Plenity to OTC.

•
We acquired 121,500 new members during 2022 compared to 61,400 new members during 2021, a 98% increase year-over-year, and sold 374,000 units in 2022 compared to 174,000 units in 2021, a 115% increase.
•
We achieved significant manufacturing cost savings in Plenity since validating our first commercial manufacturing line at the end of 2021, however, we recorded an inventory reserve of $13.3 million in 2022, which impacted gross margin. Before accounting for the impact of this inventory reserve, our cost of goods sold was approximately $38 per unit sold in 2022, compared to an average net selling price of approximately $68 price per unit sold.
•
Net loss was $(55.8) million and Adjusted EBITDA was $(83.3) million in 2022, compared to net loss of $(93.3) million and Adjusted EBITDA of $(73.8) million in 2021.

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), is included in the tables accompanying this press release. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Recent Business Highlights

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Gelesis has filed an initial 510(k) application with the FDA to change the classification of Plenity from prescription-only to be available over the counter (“OTC”). An OTC classification would make Plenity widely available and easily accessible, empowering individuals struggling with excess weight with an easier path to an effective, affordable, and trusted weight management product. With Plenity’s unprecedented safety and efficacy profiles, demonstrated in over 200,000 patients, the company believes this is the optimal time to pursue an OTC pathway with the FDA.
•
In February 2023, Gelesis completed a private placement of $5.0 million in convertible senior secured notes with an existing top tier shareholder. The Company may issue an additional $5.0 million to this shareholder upon mutual acceptance of Gelesis meeting certain conditions.

Outlook for Fiscal Year 2023

In 2023, Gelesis intends to focus the organization on advancing the process of changing the classification of Plenity to OTC while also supporting members who are taking Plenity as a prescription. In light of the pending change to OTC and the impact it may have on the Company’s commercial strategy, as well as its current levels of liquidity, the Company has significantly reduced its internal and external operating costs, including sales and marketing costs.

The Company has engaged Torreya Capital, LLC, to act as the Company’s exclusive financial advisor to assist in evaluating strategic alternatives, including potential financing and commercial partnerships in various geographies. Torreya Capital, LLC,a Stifel Company, is a leading boutique investment bank that provides strategic and financial advice to companies in the healthcare industry. As part of this process, the Company is seeking additional financing and/or other strategic transactions. The Company has not set a timetable for the conclusion of its review and there can be no assurance that this process will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, if at all. If the Company is unable to complete a transaction, it may be required to seek a reorganization, liquidation or other restructuring. The Company does not expect to comment further or provide an update concerning developments related to this process unless or until the Company’s Board of Directors has approved a definitive course of action or otherwise determined that other disclosure is necessary or appropriate.

Given these factors, the Company will not be issuing guidance for fiscal year 2023. A more detailed discussion of Gelesis’ liquidity position and risks related thereto will be set forth in the Company’s Form 10-K that will be filed with the SEC.

Conference Call and Webcast Information

A pre-recorded webcast discussing these results is available on the “Events & Presentations” section of the Gelesis Investor Relations website at https://ir.gelesis.com/. The webcast will also be archived and available for replay.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity® and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc. Plenity® is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

Important Safety Information about Plenity

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Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
•
To avoid impact on the absorption of medications:
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For all medications that should be taken with food, take them after starting a meal.
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For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
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The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.
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Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ expected operating and financial performance and market opportunities. In addition, any statements that refer to guidance, projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. For a description of such factors, please see the section entitled "Risk Factors" in Gelesis’ most recent Annual Report on Form 10-K and in other filings that Gelesis makes with the Securities and Exchange Commission. These filings address important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Disclaimer

Gelesis assumes no obligation and does not intend to update or revise the results provided in this press release. The results provided in this press release represent past performance and are not necessarily predictive of future results.

Plans to Make Plenity Available Without a Prescription

We believe Plenity’s advantages are its differentiated safety-to-efficacy profile, broad approved labeling, and affordability to the consumer. Accordingly, we believe it is important that Plenity be widely available and easily accessible to consumers. We are pursuing an application with the FDA to change Plenity's classification in the United States from prescription-only to over-the-counter. In addition to making Plenity more accessible to people struggling with excess weight, we believe making Plenity available over-the-counter could reduce costs associated with acquiring new members and allow us to reduce costs associated with the prescription granting process, while also enabling new sales channels for the Company.

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business:

New members acquired

We define new members acquired as the number of consumers in the United States who have begun their weight loss journey with Plenity during the financial period presented. This is the total number of recurring and non-recurring consumers who have begun their weight loss journey during the financial period presented. We do not differentiate from recurring and non-recurring consumers as of this date as (i) we strongly believe every member’s weight-loss journey is chronic and long-term in nature, and (ii) we have not initiated our long-term strategy and mechanisms to retain and/or win-back members. We will continue to evaluate the utility of this business metric in future periods.

Units sold

Units sold is defined as the number of 28-day supply units of Plenity sold through strategic partnerships with online pharmacies and telehealth providers as well as the units sold to our strategic partners outside the United States. Note that the terms “units” and “monthly kits”, as mentioned in Gelesis’ various public disclosures and filings, are synonymous when used to describe the sales volume of Plenity.

Product revenue, net

We recognize product revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales of Plenity, net of estimates of variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Average selling price per unit, net

Average selling price per unit, net is the gross price per unit sold during the period net of estimates of per unit variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Gross profit and gross margin

Our gross profit represents product revenue, net, less our total cost of goods sold, and our gross margin is our gross profit expressed as a percentage of our product revenue, net. Our gross profit and gross margin have been and will continue to be affected by a number of factors, including the prices we charge for our product, the costs we incur from our vendors for certain components of our cost of goods sold, the mix of channel sales in a period, and our ability to sell our inventory.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We define “Adjusted EBITDA” as net (loss) income before depreciation and amortization expenses, provision for (benefit from) income taxes, interest expense, net, stock-based compensation and (gains) and losses related to changes in fair value of our warrant liability, our convertible promissory note liability, our tranche rights liability, our earnout liability and the One S.r.l. call option. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes because it facilitates internal comparisons of our historical operating performance. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Contacts

Investors & Media:

ir@gelesis.com

Source: Gelesis Holdings, Inc.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$ 7,412	$ 28,397
Accounts receivable and grants receivable	4,592	9,903
Inventories	6,865	13,503
Property and equipment, net	59,335	58,515
All other current and non-current assets	25,120	35,983
Total assets	$ 103,324	$ 146,301
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$ 4,131	$ 10,066
Accrued expenses and other current liabilities	10,468	13,660
Deferred income, current portion	27,793	32,370
Notes payable and convertible promissory notes, current portion	35,357	29,078
Warrant liabilities	130	15,821
Earnout liability	563	—
Deferred income, non-current portion	9,544	8,914
Notes payable, non-current portion	25,342	35,131
All other current and non-current liabilities	2,462	7,648
Total liabilities	115,790	152,688
Noncontrolling interest	12,590	11,855
Redeemable convertible preferred stock	—	311,594
Total stockholders’ deficit	(25,056)	(329,836)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ deficit	$ 103,324	$ 146,301

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, Except Share and Per Share Data, Unaudited)

	For the Year Ended December 31,
	2022	2021
Revenue:
Product revenue, net	$ 25,558	$ 11,185
Licensing revenue	209	—
Total revenue, net	25,767	11,185
Operating expenses:
Costs of goods sold	27,558	9,983
Selling, general and administrative	99,135	71,041
Research and development	18,613	12,867
Amortization of intangible assets	2,267	2,267
Total operating expenses	147,573	96,158
Loss from operations	(121,806)	(84,973)
Change in the fair value of earnout liability	58,308	—
Change in the fair value of convertible promissory notes	(2,559)	(128)
Change in the fair value of warrants	7,084	(7,646)
Interest expense, net	(991)	(1,364)
Other income, net	4,664	781
Loss before income taxes	(55,300)	(93,330)
Provision for income taxes	480	17
Net loss	(55,780)	(93,347)
Accretion of Legacy Gelesis senior preferred stock to redemption value	(37,934)	(94,134)
Accretion of noncontrolling interest put option to redemption value	(253)	(376)
Income allocated to noncontrolling interest holder	(1,095)	-
Net loss attributable to common stockholders	$ (95,062)	$ (187,857)
Net loss per share attributable to common stockholders—basic and diluted	$ (1.35)	$ (32.89)
Weighted average common shares outstanding—basic and diluted	70,300,772	5,712,042

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, Unaudited)

	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$ (55,780)	$ (93,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	2,267	2,267
Increase in inventory reserves	13,334	—
Reduction in carrying amount of right-of-use assets	475	449
Depreciation	3,221	1,524
Stock-based compensation	29,777	5,532
Issuance of common stock commitment shares	500	—
Gain on sales of common stock	(1)	—
Unrealized loss on foreign currency transactions	608	(37)
Non-cash interest expense	215	173
Gain on CMS amendment	(209)	—
Loss on One S.r.l. amendment	278	—
Accretion on marketable securities	—	(1)
Change in the fair value of earnout liability	(58,308)	—
Change in the fair value of warrants	(7,084)	7,646
Change in the fair value of convertible promissory notes	2,559	128
Change in fair value of One S.r.l. call option	(1,462)	1,024
Change in fair value of interest rate swap contract	(856)	146
Changes in operating assets and liabilities:	—	—
Account receivables	(1,536)	70
Grants receivable	5,216	(1,723)
Prepaid expenses and other current assets	7,181	(8,029)
Inventories	(6,249)	(8,645)
Other assets	(449)	107
Accounts payable	(5,415)	2,604
Accrued expenses and other current liabilities	(269)	8,709
Operating lease liabilities	(474)	(440)
Deferred income	(3,395)	33,140
Other long-term liabilities	(1,872)	(6,588)
Net cash used in operating activities	(77,728)	(55,291)
Cash flows from investing activities:
Purchases of property and equipment	(9,120)	(19,917)
Maturities of marketable securities	—	24,000
Net cash (used in) provided by investing activities	(9,120)	4,083
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs	70,479	—
Principal repayment of notes payable	(2,033)	(302)
Repayment of convertible promissory notes	(27,284)	—
Proceeds from convertible promissory notes	25,000	27,000
Proceeds from issuance of promissory notes (net of issuance costs of $0 and $207, respectively)	—	5,679
Proceeds from exercise of warrants	4	10
Proceeds from exercise of share-based awards	120	146
Proceeds from sales of common stock, net of issuance costs	39	—
Net cash provided by financing activities	66,325	32,533
Effect of exchange rates on cash	(462)	(1,072)
Net decrease in cash	(20,985)	(19,747)
Cash and cash equivalents at beginning of year	28,397	48,144
Cash and cash equivalents at end of period	$ 7,412	$ 28,397

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(In thousands, Unaudited)

	For the Year Ended December 31,
	2022	2021
In thousands
Adjusted EBITDA
Net loss	$ (55,780)	$ (93,347)
Provision for income taxes	480	17
Depreciation and amortization	5,488	3,791
Stock based compensation expense	29,777	5,532
Change in fair value of earnout liability	(58,308)	—
Change in fair value of warrants	(7,084)	7,646
Change in fair value of convertible promissory notes	2,559	128
Change in fair value of One S.r.l. call option	(1,462)	1,024
Interest expense, net	991	1,364
Adjusted EBITDA	$ (83,339)	$ (73,845)